SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: January 27, 2006
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358 (Commission File No.)	88-0441338 (I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On January 27, 2006, we, together with our wholly owned subsidiary, Impart, Inc., a Washington corporation (the “Subsidiary”) entered into a Security Agreement (the “Security Agreement”) with Laurus Master Fund, Ltd., a Cayman Islands corporation (“Laurus”), pursuant to which Laurus agreed to provide us with a revolving credit facility of up to $6 million (the “Facility”). The term of the Facility is three (3) years and borrowings under the Facility shall accrue interest on the unpaid principal and interest at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus three percent (3%). The maximum principal amount of all borrowings under the Facility cannot exceed ninety percent (90%) of our eligible accounts receivable minus such reserves that Laurus may in good faith deem necessary and appropriate.

On January 27, 2006, we requested and Laurus agreed to lend an initial draw under the Facility of $2 million, of which approximately $682,000 and $100,000 was used to satisfy in full, our indebtedness to Key Bank National Association and Columbia State Bank, respectively. The balance of the initial draw, less expenses of the Facility, will be used for general corporate and working capital purposes.

In connection with the Facility, we paid Laurus (and its affiliate Laurus Capital Management, L.L.C.) approximately $246,000, comprised of a facility management fee of $216,000 and reimbursement of $30,000 in due diligence and documentation expenses. We also paid a cash fee and issued a number of warrants to GunnAllen Financial, Inc. for financial management services the number of which has not been fully negotiated.

Note Maturity Date and Interest Rate. In connection with the Facility, we executed in favor of Laurus a secured non-convertible revolving note in the principal amount of $6,000,000 (the “Note”). Absent earlier redemption by our company, the Note matures on January 27, 2009. Interest will accrue on the unpaid principal and interest on the Note at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus three percent (3%).

Payment of Interest and Principal. Interest on borrowings under the Note is payable monthly on the first day of each month during the term of the Note, commencing on February 1, 2006. All outstanding principal amounts must be paid on January 27, 2009.

Security Agreement. The Note is secured by a blanket lien on substantially all of the assets of our company and the Subsidiary pursuant to the terms of the Security Agreement. In addition, we have pledged our ownership interests in the Subsidiary pursuant to a stock pledge agreement (the “Stock Pledge Agreement”) executed by us in favor of Laurus securing our obligations under the Note. If an event of default occurs under the any of the Security Agreement, the Warrant (as herein defined), the Stock Pledge Agreement, the Registration Rights Agreement (as herein defined), or the Note (collectively, the “Transaction Documents”), Laurus has the right to accelerate payments under the Note and, in addition to any other remedies available to it, to foreclose upon the assets securing the Note. If an event of default occurs under any of the Transaction Documents, one hundred twenty-five percent (125%) of the unpaid principal balance, plus accrued interest and fees, will become immediately due and payable. Laurus shall also be entitled to payment of a default interest rate of two percent (2%) per month on all amounts due and such other remedies specified in the Transaction Documents and under the Uniform Commercial Code. Such events of default include, without limitation, the following:

•	a failure to make payments of principal and interest under the Note within three (3) days of when due;
•	a breach by us of any material representation, warranty or statement contained in any of the Transaction Documents (that is not cured within the stated cure period);
•	the filing of any money judgment or similar final process against us for more than $100,000, which remains unvacated, unstayed or unbonded for a period of thirty (30) days;
•
if we make an assignment for the benefit of our creditors, or a receiver or trustee is appointed for us, or any form of bankruptcy or insolvency proceeding is instituted by us, or any involuntary proceeding is instituted against us if not vacated within thirty (30) days;

•
if our Common Stock is suspended for five (5) consecutive days or for five (5) days during a ten (10) day consecutive period from a principal market or pursuant to a stop order issued by the Securities and Exchange Commission (the “SEC”); and

•	a failure by us to timely deliver shares of our Common Stock to Laurus when due upon exercise of the Warrant.

The Security Agreement contains certain negative covenants that require us to obtain the prior written consent or other actions of Laurus in order for us to take certain actions at any time when borrowings remain outstanding under the Facility. These negative covenants include, without limitation, restrictions on our ability to:

•	incur or assume indebtedness (exclusive of trade debt);
•	guarantee or assume any liability in connection with any obligations of another person or entity (except on behalf of the Subsidiary in the ordinary course of business);
•	pay or make any dividend or distribution on any class of our capital stock or the capital stock of the Subsidiary or issue any preferred stock; and
•	enter into any merger, consolidation or reorganization, with limited exceptions.

Warrant. We issued a common stock purchase warrant (the “Warrant”), entitling Laurus to purchase up to 750,000 shares of our common stock, par value $.001 per share (the “Common Stock”) at an exercise price of $.01 per share (subject to applicable adjustments) (the “Exercise Price”). The Warrant expires on January 27, 2013. In connection with the Security Agreement, Laurus may not sell any shares of Common Stock it receives through the exercise of the Warrant (the “Warrant Shares”) prior to January 27, 2007. Additionally, Laurus agreed not to sell an amount of Warrant Shares that would exceed twenty-five percent (25%) of the aggregate dollar trading volume of our Common Stock for the twenty-two (22) day trading period immediately preceding such sale.

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Laurus may not exercise the Warrant in connection with a number of shares of Common Stock which would exceed the difference between (i) 4.99% of the issued and outstanding shares of Common Stock and (ii) the number of shares of Common Stock beneficially owned by Laurus except upon (i) seventy-five (75) days’ prior notice from Laurus to us or (ii) upon the occurrence and continuance of an event of default under the Security Agreement.

Registration Rights Agreement. Pursuant to the terms of a Registration Rights Agreement between Laurus and our company (the “Registration Rights Agreement”), we are obligated to file a registration statement on Form SB-2 or S-3 to register the resale of the shares of Common Stock issuable (i) upon exercise of the Warrant and (ii) as a result of adjustments made to the Exercise Price pursuant to the Warrant. With respect to the registration statement required to be filed in connection with the exercise of the Warrant (the “Original Registration Statement”), we are required to file the Original Registration Statement on or prior to April 15, 2006 and to use our best efforts to have the Original Registration Statement declared effective by the SEC as promptly as possible after filing, but on or prior to October 15, 2006. In the event of clause (ii) set forth above, we are required to file such registration statement (the “Additional Registration Statement”) within thirty (30) days of (i) such event resulting in the adjustment of the Exercise Price or (ii) the actual date of the adjustment of the Exercise Price. Each such Additional Registration Statement shall be declared effective within thirty (30) days following the applicable filing date of such Additional Registration Statement. We are obligated to use our reasonable commercial efforts to maintain the effectiveness of the Original Registration Statement and any Additional Registration Statement until the earliest of the date on which (i) all shares registered thereunder have been sold or (ii) all shares registered thereunder may be sold immediately without registration under the Act and without volume restrictions pursuant to Rule 144(k) of the Securities and Exchange Act of 1934 (the “Act”) (as determined by a our counsel pursuant to a written opinion letter).

The above discussion describes certain of the material terms of the financing transaction with Laurus, is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K and the text of which is incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 are incorporated herein by reference.

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SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the transactions described in Item 1.01, we issued the Note and Warrant described therein. The Note and Warrant were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and, certain representations made to us by Laurus in the Security Agreement.

SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

10.1	Security Agreement, dated as of January 27, 2006, among our company and Impart, Inc. in favor of Laurus Master Fund, Ltd.

10.2	Secured Non-Convertible Revolving Note, dated as of January 27, 2006, executed by our company in favor of Laurus Master Fund, Ltd.

10.3	Stock Pledge Agreement, dated as of January 27, 2006, executed by our company in favor of Laurus Master Fund, Ltd.

10.4	Subsidiary Guaranty, dated as of January 27, 2006, executed by Impart, Inc.

10.5	Registration Rights Agreement, dated as of January 27, 2006, between our company and Laurus Master Fund, Ltd.

10.6	Common Stock Purchase Warrant, dated as of January 27, 2006, between our company and Laurus Master Fund, Ltd.

99.1	Press release of Impart Media Group, Inc. dated January 30, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.

Date: February 1, 2006	By:	/s/Joseph Martinez
Joseph Martinez
Chief Financial Officer

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